SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 22, 2002
(To Prospectus dated November 22, 2002)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                     CHL Mortgage Pass-Through Trust 2002-36
                                     Issuer

                                   ----------


The Class PO            The Class PO Certificates
Certificates
represent               o  This supplement relates to the offering of the Class
obligations of the         PO Certificates of the series referenced above. This
trust only and do          supplement does not contain complete information
not represent an           about the offering of the Class PO Certificates.
interest in or             Additional information is contained in the
obligation of CWMBS,       prospectus supplement dated November 22, 2002,
Inc., Countrywide          prepared in connection with the offering of the
Home Loans, Inc.,          offered certificates of the series referenced above
Countrywide Home           and in the prospectus of the depositor dated
Loans Servicing LP,        November 22, 2002. You are urged to read this
or any of their            supplement, the prospectus supplement and the
affiliates.                prospectus in full.

This supplement may     o  As of February 25, 2003, the class certificate
be  used to offer and      balance of the Class PO Certificates was
sell the offered           approximately $2,845,057.
certificates only if
accompanied by the      o  Exhibit 1 to this supplement is the monthly
prospectus                 statement made available to holders of the Class PO
supplement and the         Certificates on the February 25, 2003 distribution
prospectus.                date.

                        o This supplement also modifies the "Method of Distribution" section on page S-71 of the prospectus supplement and the "Yield, Prepayment and Maturity Considerations" section on page S-49 of the prospectus supplement as described on the next page.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

March 31, 2003

                             ADDITIONAL INFORMATION

         You should purchase the Class PO Certificates only if you have read this supplement and the following documents:


         o the prospectus supplement, dated November 22, 2002 (the "Prospectus Supplement"), prepared in connection with the offering of the offered certificates of the series referenced above, which is attached to, and forms a part of this supplement; and

         o the prospectus of the depositor, dated November 22, 2002, which is attached to, and forms a part of this supplement.

                            DESCRIPTION OF COLLATERAL

Reports to Certificateholders

         The monthly statement furnished to the Certificateholders on the February 25, 2003 Distribution Date (the "Certificate Date") is included herein as Exhibit 1.

                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of March 31, 2003, between Countrywide Securities Corporation and Countrywide Home Loans, Inc., Countrywide Securities Corporation has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and Countrywide Home Loans, Inc. has agreed to sell the Class PO Certificates through Countrywide Securities Corporation. Sales will be made at prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this supplement, that the closing date for the purchase of the Class PO Certificates is March 31, 2003, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 77.0%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                  Percentage of the Prepayment Assumption
                            ---------------------------------------------------
Class                        0%        125%        300%        400%        500%
-----                       ----       ----       -----       -----       -----
Class PO..............      2.0%       8.1%       15.3%       19.0%       22.2%

         It is unlikely that the Discount mortgage loans will have the precise characteristics described in this supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                    EXHIBIT 1

                                   [Attached]

  THE
BANK OF
  NEW
  YORK
101 Barclay Street, 8 West                            Distribution Date: 2/25/03
New York, NY 10286
attn:     Courtney Bartholomew
          212-815-3236


                              Countrywide Home Loan
                       Mortgage Pass-Through Certificates
                                 Series 2002-36

                 Certificateholder Monthly Distribution Summary

                           Certificate                  Pass                                           Current            Cumulative
                  Class       Rate       Beginning    Through   Principal      Interest      Total    Realized   Ending    Realized
Class   Cusip  Description    Type        Balance     Rate (%) Distribution  Distribution Distribution Losses    Balance    Losses
-----   -----  -----------    ----        -------     -------- ------------  ------------ ------------ ------    -------    ------
  A1  12669DMP0  Strip IO  Fix-30/360  23,384,556.80  6.000000            -   116,909.95    116,909.95    -    23,244,328.92    -
  A2  12669DMQ8   Senior   Fix-30/360  26,490,876.73  6.000000 2,456,771.95   132,439.85  2,589,211.79    -    24,034,104.79    -
  A3  12669DMR6   Senior   Fix-30/360   4,501,000.00  6.000000            -    22,502.53     22,502.53    -     4,501,000.00    -
  A4  12669DMS4   Senior   Fix-30/360  11,162,000.00  6.000000            -    55,803.87     55,803.87    -    11,162,000.00    -
  A5  12669DMT2   Senior   Fix-30/360  17,963,000.00  6.000000            -    89,805.14     89,805.14    -    17,963,000.00    -
  A6  12669DMU9   Senior   Fix-30/360   1,969,000.00  6.000000   183,000.00     9,843.92    192,843.92    -     1,786,000.00    -
  A7  12669DMV7  Strip IO  Fix-30/360   6,567,500.00  6.000000            -    32,833.90     32,833.90    -     6,567,500.00    -
  A8  12669DMW5   Senior   Var-30/360   8,200,138.54  3.400000   760,483.34    23,231.18    783,714.51    -     7,439,655.20    -
  A9  12669DMX3   Senior   Var-30/360   2,733,379.51 10.800000   253,494.45    24,597.72    278,092.16    -     2,479,885.07    -
  A10 12669DMY1   Senior   Var-30/360   2,733,379.51  9.000000   253,494.45    20,498.10    273,992.54    -     2,479,885.07    -
  A11 12669DMZ8   Senior   Var-30/360  32,759,113.86  1.902500   972,194.80    51,931.15  1,024,125.95    -    31,786,919.06    -
  A12 12669DNA2  Strip IO  Var-30/360  32,759,113.86  6.597500            -   180,087.11    180,087.11    -    31,786,919.06    -
  A13 12669DNB0   Senior   Fix-30/360   4,162,000.00  6.000000            -    20,807.72     20,807.72    -     4,162,000.00    -
  A14 12669DNC8   Senior   Fix-30/360   1,490,000.00  6.000000            -     7,449.18      7,449.18    -     1,490,000.00    -
  A15 12669DND6   Senior   Fix-30/360  84,832,969.54  5.250000 3,240,649.35   371,103.51  3,611,752.86    -    81,592,320.19    -
  A16 12669DNE4   Senior   Fix-30/360  24,364,077.00  5.250000            -   106,581.14    106,581.14    -    24,364,077.00    -
  A17 12669DNF1   Senior   Fix-30/360  23,818,000.00  6.000000            -   119,076.93    119,076.93    -    23,818,000.00    -
  A18 12669DNG9   Senior   Fix-30/360  10,000,000.00  6.000000            -    49,994.51     49,994.51    -    10,000,000.00    -
  A19 12669DNH7   Senior   Fix-30/360   9,870,000.00  6.000000            -    49,344.58     49,344.58    -     9,870,000.00    -
  A20 12669DNJ3   Senior   Fix-30/360  35,464,500.00  5.000000            -   147,752.53    147,752.53    -    35,464,500.00    -
  A21 12669DNK0   Senior   Fix-30/360   3,940,500.00  5.000000            -    16,416.95     16,416.95    -     3,940,500.00    -
  A22 12669DNL8   Senior   Fix-30/360  25,247,000.00  6.000000            -   126,221.15    126,221.15    -    25,247,000.00    -
  A23 12669DNM6   Senior   Fix-30/360  51,020,851.21  3.250000   305,951.75   138,166.31    444,118.06    -    50,714,899.46    -
  A24 12669DNN4   Senior   Fix-30/360     130,000.00  6.000000            -       649.93        649.93    -       130,000.00    -
  PO  12669DNP9  Strip PO  Fix-30/360   2,852,437.03  0.000000     7,380.45            -      7,380.45    -     2,845,056.59    -
  AR  12669DNQ7   Senior   Fix-30/360              -  6.000000            -         2.10          2.10    -                -    -
   M  12669DNR5   Junior   Fix-30/360   5,586,695.23  6.000000     5,340.10    27,930.41     33,270.51    -     5,581,355.13    -
  B1  12669DNS3   Junior   Fix-30/360   2,394,297.96  6.000000     2,288.62    11,970.18     14,258.79    -     2,392,009.34    -
  B2  12669DNT1   Junior   Fix-30/360   1,795,723.47  6.000000     1,716.46     8,977.63     10,694.09    -     1,794,007.01    -
  B3  12669DNU8   Junior   Fix-30/360     798,099.32  6.000000       762.87     3,990.06      4,752.93    -       797,336.45    -
  B4  12669DNV6   Junior   Fix-30/360     598,574.49  6.000000       572.15     2,992.54      3,564.70    -       598,002.34    -
  B5  12669DNW4   Junior   Fix-30/360     798,968.66  6.000000       763.70     3,994.40      4,758.11    -       798,204.96 0.01
Totals                                397,676,582.06           8,444,864.44 1,973,906.18 10,418,770.59    -   389,231,717.66 0.01

                         Principal Distribution Detail

                    Original      Beginning     Scheduled             Unscheduled     Net       Current   Ending          Ending
                  Certificate    Certificate    Principal   Accretion  Principal   Principal   Realized Certificate     Certificate
Class    Cusip      Balance        Balance     Distribution Principal Adjustments Distribution  Losses    Balance         Factor
-----    -----      -------        -------     ------------ --------- ----------- ------------  ------    -------         ------
  A1   12669DMP0  23,606,916.00  23,384,556.80            -     -          -                 -     -    23,244,328.92  0.98464064172
  A2   12669DMQ8  26,902,000.00  26,490,876.73 2,456,771.95     -          -      2,456,771.95     -    24,034,104.79  0.89339472120
  A3   12669DMR6   4,501,000.00   4,501,000.00            -     -          -                 -     -     4,501,000.00  1.00000000000
  A4   12669DMS4  11,162,000.00  11,162,000.00            -     -          -                 -     -    11,162,000.00  1.00000000000
  A5   12669DMT2  17,963,000.00  17,963,000.00            -     -          -                 -     -    17,963,000.00  1.00000000000
  A6   12669DMU9   2,000,000.00   1,969,000.00   183,000.00     -          -        183,000.00     -     1,786,000.00  0.89300000000
  A7   12669DMV7   6,567,500.00   6,567,500.00            -     -          -                 -     -     6,567,500.00  1.00000000000
  A8   12669DMW5   8,327,400.00   8,200,138.54   760,483.34     -          -        760,483.34     -     7,439,655.20  0.89339472120
  A9   12669DMX3   2,775,800.00   2,733,379.51   253,494.45     -          -        253,494.45     -     2,479,885.07  0.89339472120
  A10  12669DMY1   2,775,800.00   2,733,379.51   253,494.45     -          -        253,494.45     -     2,479,885.07  0.89339472120
  A11  12669DMZ8  33,021,923.00  32,759,113.86   972,194.80     -          -        972,194.80     -    31,786,919.06  0.96260048394
  A12  12669DNA2  33,021,923.00  32,759,113.86            -     -          -                 -     -    31,786,919.06  0.96260048394
  A13  12669DNB0   4,162,000.00   4,162,000.00            -     -          -                 -     -     4,162,000.00  1.00000000000
  A14  12669DNC8   1,490,000.00   1,490,000.00            -     -          -                 -     -     1,490,000.00  1.00000000000
  A15  12669DND6  85,709,000.00  84,832,969.54 3,240,649.35     -          -      3,240,649.35     -    81,592,320.19  0.95196910696
  A16  12669DNE4  24,364,077.00  24,364,077.00            -     -          -                 -     -    24,364,077.00  1.00000000000
  A17  12669DNF1  23,818,000.00  23,818,000.00            -     -          -                 -     -    23,818,000.00  1.00000000000
  A18  12669DNG9  10,000,000.00  10,000,000.00            -     -          -                 -     -    10,000,000.00  1.00000000000
  A19  12669DNH7   9,870,000.00   9,870,000.00            -     -          -                 -     -     9,870,000.00  1.00000000000
  A20  12669DNJ3  35,464,500.00  35,464,500.00            -     -          -                 -     -    35,464,500.00  1.00000000000
  A21  12669DNK0   3,940,500.00   3,940,500.00            -     -          -                 -     -     3,940,500.00  1.00000000000
  A22  12669DNL8  25,247,000.00  25,247,000.00            -     -          -                 -     -    25,247,000.00  1.00000000000
  A23  12669DNM6  51,506,000.00  51,020,851.21   305,951.75     -          -        305,951.75     -    50,714,899.46  0.98464061391
  A24  12669DNN4     130,000.00     130,000.00            -     -          -                 -     -       130,000.00  1.00000000000
  PO   12669DNP9   2,869,028.58   2,852,437.03     7,380.45     -          -          7,380.45     -     2,845,056.59  0.99164456158
  AR   12669DNQ7         100.00              -            -     -          -                 -     -                -  0.00000000000
   M   12669DNR5   5,600,000.00   5,586,695.23     5,340.10     -          -          5,340.10     -     5,581,355.13  0.99667055887
  B1   12669DNS3   2,400,000.00   2,394,297.96     2,288.62     -          -          2,288.62     -     2,392,009.34  0.99667055887
  B2   12669DNT1   1,800,000.00   1,795,723.47     1,716.46     -          -          1,716.46     -     1,794,007.01  0.99667055887
  B3   12669DNU8     800,000.00     798,099.32       762.87     -          -            762.87     -       797,336.45  0.99667055887
  B4   12669DNV6     600,000.00     598,574.49       572.15     -          -            572.15     -       598,002.34  0.99667055887
  B5   12669DNW4     800,871.42     798,968.66       763.70     -          -            763.70     -       798,204.96  0.99667054641
Totals           516,158,000.00 397,676,582.06 8,444,864.44     -          -      8,444,864.44     -   389,231,717.66

                          Interest Distribution Detail

          Beginning        Pass      Accrued     Cumulative               Total           Net       Unscheduled
         Certificate     Through     Optimal       Unpaid    Deferred    Interest     Prepayment      Interest     Interest
Class      Balance       Rate (%)    Interest     Interest   Interest      Due       Int Shortfall   Adjustment      Paid
-----      -------       --------    --------     --------   --------      ---       -------------   ----------      ----
  A1     23,384,556.80   6.000000    116,922.78       -          -       116,922.78      12.83            -        116,909.95
  A2     26,490,876.73   6.000000    132,454.38       -          -       132,454.38      14.54            -        132,439.85
  A3      4,501,000.00   6.000000     22,505.00       -          -        22,505.00       2.47            -         22,502.53
  A4     11,162,000.00   6.000000     55,810.00       -          -        55,810.00       6.13            -         55,803.87
  A5     17,963,000.00   6.000000     89,815.00       -          -        89,815.00       9.86            -         89,805.14
  A6      1,969,000.00   6.000000      9,845.00       -          -         9,845.00       1.08            -          9,843.92
  A7      6,567,500.00   6.000000     32,837.50       -          -        32,837.50       3.60            -         32,833.90
  A8      8,200,138.54   3.400000     23,233.73       -          -        23,233.73       2.55            -         23,231.18
  A9      2,733,379.51  10.800000     24,600.42       -          -        24,600.42       2.70            -         24,597.72
  A10     2,733,379.51   9.000000     20,500.35       -          -        20,500.35       2.25            -         20,498.10
  A11    32,759,113.86   1.902500     51,936.85       -          -        51,936.85       5.70            -         51,931.15
  A12    32,759,113.86   6.597500    180,106.88       -          -       180,106.88      19.77            -        180,087.11
  A13     4,162,000.00   6.000000     20,810.00       -          -        20,810.00       2.28            -         20,807.72
  A14     1,490,000.00   6.000000      7,450.00       -          -         7,450.00       0.82            -          7,449.18
  A15    84,832,969.54   5.250000    371,144.24       -          -       371,144.24      40.73            -        371,103.51
  A16    24,364,077.00   5.250000    106,592.84       -          -       106,592.84      11.70            -        106,581.14
  A17    23,818,000.00   6.000000    119,090.00       -          -       119,090.00      13.07            -        119,076.93
  A18    10,000,000.00   6.000000     50,000.00       -          -        50,000.00       5.49            -         49,994.51
  A19     9,870,000.00   6.000000     49,350.00       -          -        49,350.00       5.42            -         49,344.58
  A20    35,464,500.00   5.000000    147,768.75       -          -       147,768.75      16.22            -        147,752.53
  A21     3,940,500.00   5.000000     16,418.75       -          -        16,418.75       1.80            -         16,416.95
  A22    25,247,000.00   6.000000    126,235.00       -          -       126,235.00      13.85            -        126,221.15
  A23    51,020,851.21   3.250000    138,181.47       -          -       138,181.47      15.17            -        138,166.31
  A24       130,000.00   6.000000        650.00       -          -           650.00       0.07            -            649.93
  PO      2,852,437.03   0.000000             -       -          -                -          -            -                 -
  AR                 -   6.000000             -       -          -                -          -            -              2.10
   M      5,586,695.23   6.000000     27,933.48       -          -        27,933.48       3.07            -         27,930.41
  B1      2,394,297.96   6.000000     11,971.49       -          -        11,971.49       1.31            -         11,970.18
  B2      1,795,723.47   6.000000      8,978.62       -          -         8,978.62       0.99            -          8,977.63
  B3        798,099.32   6.000000      3,990.50       -          -         3,990.50       0.44            -          3,990.06
  B4        598,574.49   6.000000      2,992.87       -          -         2,992.87       0.33            -          2,992.54
  B5        798,968.66   6.000000      3,994.84       -          -         3,994.84       0.44            -          3,994.40
Totals  397,676,582.06             1,974,120.74       -          -     1,974,120.74     216.68            -      1,973,906.18

                          Current Payment Information
                               Factors per $1,000

                      Original     Beginning Cert.                               Ending Cert.      Pass
                    Certificate       Notional       Principal      Interest       Notional      Through
Class     Cusip       Balance         Balance       Distribution  Distribution     Balance       Rate (%)
-----     -----       -------         -------       ------------  ------------     -------       --------
  A1    12669DMP0   23,606,916.00   990.580760510    0.000000000   4.952360221   984.640641716   6.000000
  A2    12669DMQ8   26,902,000.00   984.717743464   91.323022267   4.923048353   893.394721198   6.000000
  A3    12669DMR6    4,501,000.00  1000.000000000    0.000000000   4.999451249  1000.000000000   6.000000
  A4    12669DMS4   11,162,000.00  1000.000000000    0.000000000   4.999451249  1000.000000000   6.000000
  A5    12669DMT2   17,963,000.00  1000.000000000    0.000000000   4.999451249  1000.000000000   6.000000
  A6    12669DMU9    2,000,000.00   984.500000000   91.500000000   4.921959755   893.000000000   6.000000
  A7    12669DMV7    6,567,500.00  1000.000000000    0.000000000   4.999451249  1000.000000000   6.000000
  A8    12669DMW5    8,327,400.00   984.717743464   91.323022267   2.789727400   893.394721198   3.400000
  A9    12669DMX3    2,775,800.00   984.717743464   91.323022267   8.861487035   893.394721198  10.800000
  A10   12669DMY1    2,775,800.00   984.717743464   91.323022267   7.384572529   893.394721198   9.000000
  A11   12669DMZ8   33,021,923.00   992.041373926   29.440889984   1.572626313   962.600483942   1.902500
  A12   12669DNA2   33,021,923.00   992.041373926    0.000000000   5.453562209   962.600483942   6.597500
  A13   12669DNB0    4,162,000.00  1000.000000000    0.000000000   4.999451249  1000.000000000   6.000000
  A14   12669DNC8    1,490,000.00  1000.000000000    0.000000000   4.999451249  1000.000000000   6.000000
  A15   12669DND6   85,709,000.00   989.779014330   37.809907370   4.329807939   951.969106960   5.250000
  A16   12669DNE4   24,364,077.00  1000.000000000    0.000000000   4.374519843  1000.000000000   5.250000
  A17   12669DNF1   23,818,000.00  1000.000000000    0.000000000   4.999451249  1000.000000000   6.000000
  A18   12669DNG9   10,000,000.00  1000.000000000    0.000000000   4.999451249  1000.000000000   6.000000
  A19   12669DNH7    9,870,000.00  1000.000000000    0.000000000   4.999451249  1000.000000000   6.000000
  A20   12669DNJ3   35,464,500.00  1000.000000000    0.000000000   4.166209374  1000.000000000   5.000000
  A21   12669DNK0    3,940,500.00  1000.000000000    0.000000000   4.166209374  1000.000000000   5.000000
  A22   12669DNL8   25,247,000.00  1000.000000000    0.000000000   4.999451249  1000.000000000   6.000000
  A23   12669DNM6   51,506,000.00   990.580732536    5.940118627   2.682528377   984.640613909   3.250000
  A24   12669DNN4      130,000.00  1000.000000000    0.000000000   4.999451249  1000.000000000   6.000000
  PO    12669DNP9    2,869,028.58   994.217015958    2.572454378   0.000000000   991.644561580   0.000000
  AR    12669DNQ7          100.00     0.000000000    0.000000000  20.965174747     0.000000000   6.000000
   M    12669DNR5    5,600,000.00   997.624148490    0.953589616   4.987573296   996.670558874   6.000000
  B1    12669DNS3    2,400,000.00   997.624148490    0.953589616   4.987573296   996.670558874   6.000000
  B2    12669DNT1    1,800,000.00   997.624148490    0.953589616   4.987573296   996.670558874   6.000000
  B3    12669DNU8      800,000.00   997.624148490    0.953589616   4.987573296   996.670558874   6.000000
  B4    12669DNV6      600,000.00   997.624148490    0.953589616   4.987573296   996.670558874   6.000000
  B5    12669DNW4      800,871.42   997.624136015    0.953589604   4.987573233   996.670546411   6.000000
Totals             516,158,000.00   994.191455150   21.112161100   4.934765450   973.079294150

  THE
BANK OF
  NEW
  YORK
101 Barclay Street, 8 West
New York, NY 10286
attn:     Courtney Bartholomew
          212-815-3236

                              Countrywide Home Loan
                       Mortgage Pass-Through Certificates
                                 Series 2002-36


Pool Level Data
Distribution Date                                                                                                          2/25/2003
Cut-off Date                                                                                                               11/1/2002
Determination Date                                                                                                          2/1/2003
Accrual Period 30/360                               Begin                                                                   1/1/2003
                                                    End                                                                     2/1/2003
Number of Days in 30/360 Accrual Period                                                                                           30


--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------

Group 1
Cut-Off Date Balance                                                                                                  400,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                     397,677,017.55
Ending Aggregate Pool Stated Principal Balance                                                                        389,232,507.08

Beginning Aggregate Certificate Stated Principal Balance                                                              513,349,433.27
Ending Aggregate Certificate Stated Principal Balance                                                                 504,598,617.10

Beginning Aggregate Loan Count                                                                                                   857
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                   14
Ending Aggregate Loan Count                                                                                                      843

Beginning Weighted Average Loan Rate (WAC)                                                                                 6.373671%
Ending Weighted Average Loan Rate (WAC)                                                                                    6.372006%

Beginning Net Weighted Average Loan Rate                                                                                   5.956964%
Ending Net Weighted Average Loan Rate                                                                                      5.956144%

Weighted Average Maturity (WAM) (Months)                                                                                         354

Servicer Advances                                                                                                          23,344.33

Aggregate Pool Prepayment                                                                                               8,064,027.29
Pool Prepayment Rate                                                                                                     21.8135 CPR


--------------------------------------------------------------------------------
                            Certificate Information
--------------------------------------------------------------------------------

Group 1
Senior Percentage                                                                                                     96.9676763524%
Senior Prepayment Percentage                                                                                         100.0000000000%

Subordinate Percentage                                                                                                 3.0323236476%
Subordinate Prepayment Percentage                                                                                      0.0000000000%

Certificate Account

Beginning Balance                                                                                                                  -

Deposit
Payments of Interest and Principal                                                                                     10,549,771.52
Liquidation Proceeds                                                                                                               -
All Other Proceeds                                                                                                                 -
Other Amounts                                                                                                                      -
Total Deposits                                                                                                         10,549,771.52

Withdrawals
Reimbursement of Servicer Advances                                                                                                 -
Payment of Master Servicer Fees                                                                                            78,874.28
Payment of Sub Servicer Fees                                                                                                  426.69
Payment of Other Fees                                                                                                      51,837.25
Payment of Insurance Premium(s)                                                                                                    -
Payment of Personal Mortgage Insurance                                                                                        426.69
Other Permitted Withdrawal per the Pooling and Service Agreement                                                                   -
Payment of Principal and Interest                                                                                      10,418,770.59
Total Withdrawals                                                                                                      10,550,335.51

Ending Balance                                                                                                             51,699.95

Master Servicing Fees Paid                                                                                                 78,874.28
Insurance Premium(s) Paid                                                                                                          -
Personal Mortgage Insurance Fees Paid                                                                                         426.69
Other Fees Paid                                                                                                            51,837.25
Total Fees                                                                                                                131,138.23


--------------------------------------------------------------------------------
                            Delinquency Information
--------------------------------------------------------------------------------
Group 1

Delinquency                                                      30-59 Days         60-89 Days       90+ Days              Totals
Scheduled Principal Balance                                     3,612,603.20                 -               -          3,612,603.20
Percentage of Total Pool Balance                                   0.928135%         0.000000%       0.000000%             0.928135%
Number of Loans                                                            7                 0               0                     7
Percentage of Total Loans                                          0.830368%         0.000000%       0.000000%             0.830368%

Foreclosure
Scheduled Principal Balance                                                                                                        -
Percentage of Total Pool Balance                                                                                           0.000000%
Number of Loans                                                                                                                    0
Percentage of Total Loans                                                                                                  0.000000%

Bankruptcy
Scheduled Principal Balance                                                                                                        -
Percentage of Total Pool Balance                                                                                           0.000000%
Number of Loans                                                                                                                    0
Percentage of Total Loans                                                                                                  0.000000%

REO
Scheduled Principal Balance                                                                                                        -
Percentage of Total Pool Balance                                                                                           0.000000%
Number of Loans                                                                                                                    0
Percentage of Total Loans                                                                                                  0.000000%

Book Value of all REO Loans                                                                                                        -
Percentage of Total Pool Balance                                                                                           0.000000%

Current Realized Losses                                                                                                            -
Additional Gains (Recoveries)/Losses                                                                                               -
Total Realized Losses                                                                                                              -


--------------------------------------------------------------------------------
                  Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------
Protection                                                                                         Original               Current
Bankruptcy Loss                                                                                              -                     -
Bankruptcy Percentage                                                                                0.000000%             0.000000%
Credit/Fraud Loss                                                                                            -          8,000,000.00
Credit/Fraud Loss Percentage                                                                         0.000000%             2.055327%
Special Hazard Loss                                                                                          -                     -
Special Hazard Loss Percentage                                                                       0.000000%             0.000000%

Credit Support                                                                                     Original               Current
Class A                                                                                         504,157,128.58        492,637,701.88
Class A Percentage                                                                                  97.674962%            97.629618%

Class M                                                                                           5,600,000.00          5,581,355.13
Class M Percentage                                                                                   1.084939%             1.106098%

Class B1                                                                                          2,400,000.00          2,392,009.34
Class B1 Percentage                                                                                  0.464974%             0.474042%

Class B2                                                                                          1,800,000.00          1,794,007.01
Class B2 Percentage                                                                                  0.348730%             0.355531%

Class B3                                                                                            800,000.00            797,336.45
Class B3 Percentage                                                                                  0.154991%             0.158014%

Class B4                                                                                            600,000.00            598,002.34
Class B4 Percentage                                                                                  0.116243%             0.118510%

Class B5                                                                                            800,871.42            798,204.96
Class B5 Percentage                                                                                  0.155160%             0.158186%



--------------------------------------------------------------------------------
                            Reserve Fund Information
--------------------------------------------------------------------------------

Class A6 Rounding Account
Beginning Balance
Deposits                                                                                                                      564.51
Accrued Interest                                                                                                              435.49
Withdrawals                                                                                                                        -
Ending Balance                                                                                                                789.44
                                                                                                                              210.56

--------------------------------------------------------------------------------
                          Compensating Interest Detail
--------------------------------------------------------------------------------

Total Gross Prepayment Interest Shortfall                                                                                   3,975.09
Compensation for Gross PPIS from Servicing Fees                                                                             3,975.09

Total Net PPIS (Non-Supported PPIS)                                                                                                -